Earnings Call: Second Quarter 2023 July 25, 2023 (NASDAQ: IBCP)

Cautionary note regarding forward-looking statements This presentation contains forward-looking statements, which are any statements or information that are not historical facts. These forward-looking statements include statements about our anticipated future revenue and expenses and our future plans and prospects. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. For example, deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to us, lead to a tightening of credit, and increase stock price volatility. Our results could also be adversely affected by changes in interest rates; increases in unemployment rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; changes in customer behavior and preferences; breaches in data security; and management’s ability to effectively manage the multitude of risks facing our business. Key risk factors that could affect our future results are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2022 and the other reports we file with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of our future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise. 2 2

• Formal Remarks − William B. (Brad) Kessel President and Chief Executive Officer − Gavin A. Mohr Executive Vice President and Chief Financial Officer − Joel Rahn Executive Vice President – Commercial Banking • Question and Answer session • Closing Remarks Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab. Agenda 3

2Q23 Overview • Total deposits down slightly from prior quarter, but have increased from end of prior year • Total loans increased 14% annualized while maintaining conservative approach to new loan production • New loan production largely focused on new commercial clients that bring deposits to the bank • Asset quality remained exceptional with NPAs/Total Assets at 0.09% and low level of NCOs in the quarter • New loan production partially funded with cash flow generated by investment portfolio • Stable deposit base allowed for reduction in cash balances • Rotation into higher yielding assets and reduction in excess liquidity helped to offset an increase in deposit costs and keep net interest margin stable at 3.26% • TCE ratio increased 15 basis points from prior quarter • Strong capital position enabled company to be opportunistic and repurchase 200,000 shares below TBV • Balance sheet liquidity remains high with loan-to-deposit ratio of 81% • Continued to attract highly productive bankers to commercial banking team during 2Q23 that will contribute to further gains in market share throughout our footprint • Net income of $14.8 million, or $0.70 per diluted share, compared to $13.0 million, or $0.61 per diluted share, in 2Q22 • Pre-tax, pre-provision income of $21.5 million • Increase in non-interest income compared to 1Q23 • Strong profitability and prudent balance sheet management results in further growth in tangible book value per share Healthy Capital & Liquidity Positions Continued Rotation into Higher Yielding Assets Strong Balance Sheet Supports Continued Loan Growth 2Q’23 Earnings 4

Note: Portfolio loans exclude loans HFS. Liquidity / Uninsured Deposits Strong Liquidity Position • Significant liquidity position to manage the current environment. • Total available liquidity significantly exceeds (227%) estimated uninsured deposit balances. • Established access and tested the BTFP, no borrowings at 6/30/23. • Attractive loan to deposit ratio of 80.9%. • Uninsured deposit to total deposits of approximately 21.7%, excluding brokered time deposits. Sources of Liquidity 148% 87% 80% 80% 98% 85% 232% 219% 203% 218% 237% 240% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 On-balance sheet / Uninsured Deposits Available Sources / Uninsured Deposits 2Q 2023 Current On-balance sheet Excess reserves at the Fed 68.0$ Unpledged AFS Securities 712.7$ Total On-balance sheet 780.7$ On balance sheet liquidity to total deposits 17% Available Sources of Liquidity Unused FHLB & FRB (including BTFP) 1,405.2$ Borrow capacity on unpledged bonds 800.1$ Total Available Sources 2,205.3$ Sources of Liquidity to total deposits 49% 5

Low-Cost Deposit Franchise Focused on Core Deposit Growth • Substantial core funding – $3.71 billion of non-maturity deposit accounts (82.8% of total deposits). • Core deposit decrease of $23.4 million (2.2% annualized) in 2Q’23. • Total deposits increased $108.6 million (5.0% annualized) since 12/31/22 with non-interest bearing down $114.2 million, savings and interest- bearing checking down $44.3 million, reciprocal up $118.4 million, time up $109.8 million and brokered time up $38.9 million. • Deposits by Customer Type: − Retail – 50.5% − Commercial – 32.7% − Municipal – 15.8% Deposit Composition 6/30/23 Cost of Deposits (%)/Total Deposits ($B) Core Deposits: 84.8% $4.5B Non-interest Bearing 26% Savings and Interest- bearing Checking 43% Reciprocal 16% Time 10% Brokered 6% $ 3 .9 $ 3 .9 $ 4 .1 $ 4 .1 $ 4 .2 $ 4 .3 $ 4 .3 $ 4 .4 $ 4 .5 $ 4 .5 0 .1 4% 0 .1 2% 0 .1 1% 0 .0 9% 0 .0 7% 0 .1 1% 0 .3 3% 0 .7 8% 1 .2 6% 1 .5 7 % Q 1 '2 1 Q 2 '2 1 Q 3 '2 1 Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Total Deposits Cost Of Deposits 6

7

Historic IBC Cost of Funds (excluding sub debt) vs. the Federal Funds Rate (with Deposit Balances)


Cumulative Cycle Beta = 29.4%
Federal Funds Rate
Deposit Balances
6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
5,000,000
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
0.25%
0.27%
0.27%
0.28%
0.33%
0.36%
0.42%
0.51%
0.60%
0.73%
0.82%
0.85%
0.85%
0.74%
0.63%
0.30%
0.23%
0.39%
0.14%
0.12%
0.11%
0.10%
0.10%
0.12%
0.33%
0.79%
1.25%
1.57%
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
IB COF
Fed Funds Spot
Fed Effective
Total Deposits

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Diversified Loan Portfolio Focused on High Quality Growth • Portfolio loan changes in 2Q’23: − Commercial – increased $66.9 million. …Average new origination yield of 7.34%. − Mortgage – increased $33.2 million. …Average new origination yield of 6.85%. − Installment – increased $21.3 million. …Average new origination yield of 6.80%. • Mortgage loan portfolio weighted average FICO of 754 and average balance of $178,629. • Installment weighted average FICO of 758 and average balance of $26,125. • Commercial loan rate mix: − 49% fixed / 51% variable. − Indices – 60% tied to Prime, 1% tied to a US Treasury rate and 39% tied to SOFR. • Mortgage loan (including HELOC) rate mix: − 64% fixed / 36% adjustable or variable. − 23% tied to Prime, 27% tied to LIBOR, 11% tied to a US Treasury rate and 40% tied to SOFR. Note: Portfolio loans exclude loans HFS. Loan Composition 6/30/23 Yield on Loans (%)/ Total Portfolio Loans ($B) $3.7B Commercial 42% Mortgage 39% Installment 18% Held for Sale 1% $2.8 $2.8 $2.9 $2.9 $3.0 $3.3 $3.4 $3.4 $3.5 $3.6 4 .0 1% 3 .9 5% 4 .1 3% 4 .0 8% 3 .8 2% 4 .0 1% 4 .3 9% 4 .9 0% 5 .0 7% 5 .3 6 % Q 1 '2 1 Q 2 '2 1 Q 3 '2 1 Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 3 Q '2 2 4 Q '2 2 1 Q '2 3 2 Q '2 3 Total Portfolio Loans Yield on Loans 8

Concentrations within $1.54B Commercial Loan Portfolio Loans by Industry as a % of Total Commercial Loans ($ in millions) Investor RE by Collateral Type as a % of Total Commercial Loans ($ in millions) Note: $1 billion, or 65.1% of the commercial loan portfolio is C&I or owner occupied, while $537 million, or 34.9% is investment real estate. The percentage concentrations are based on the entire commercial portfolio of $1.537 billion as of June 30, 2023 10% $152 9% $132 6% $93 5% $83 5% $77 5% $71 3% $50 3% $48 19% $295 $1B Manufacturing Construction Retail Health Care & Social Asst. Hotel & Accomodations Real Estate Rental & Leasing Transportation Other Svcs. (except Public Admin.) Other/Misc. 8.74% $134 8.61% $133 5.16% $79 4.36% $67 3.16% $49 2.59% $40 1.65% $25 0.63% $10 $537MM Commercial Industrial Retail Office Construction Multifamily 1-4 Family Land, Vacant Land and Development Special Purpose 9

Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing. Note 2: 12/31/16 30 to 89 days delinquent data excludes $1.63 million of payment plan receivables that were held for sale. 10 $13.4 $8.2 $8.6 $9.5 $7.9 $5.1 $5.0 $4.5 $3.8 $3.7 $3.9 $4.0 0.4% 0.3% 0.3% 0.3% 0.2% 0.2% 0.2% 0.1% 0.1% 0.1% 0.1% 2016 2017 2018 2019 2020 2021 Q1 Q2 Q3 Q4'22 Q1 Q2 Non-performing Loans (NPLs) NPLs / Total Loans 1.1% $5.0 $1.6 $1.3 $1.9 $0.8 $0.2 $0.4 $0.5 $0.3 $0.5 $0.5 $0.7 2016 2017 2018 2019 2020 2021 Q1 Q2 Q3 Q4'22 Q1 Q2 $5.3 $4.8 $4.4 $7.2 $13.2 $2.3 $2.7 $3.7 $2.3 $3.1 $1.9 $4.4 0.3% 0.2% 0.2% 0.3% 0.5% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 2016 2017 2018 2019 2020 2021 Q1 Q2 Q3 Q4'22 Q1 Q2 30-89 Days PD 30-89 Days PD / Loans $18.4 $9.8 $9.9 $11.4 $8.6 $5.3 $5.4 $5.0 $4.2 $4.2 $4.4 $4.7 2016 2017 2018 2019 2020 2021 Q1 Q2 Q3 Q4'22 Q1 Q2 Non-performing Loans 90+ Days PD ORE/ORA Credit Quality Summary Non-performing Loans ($ in Millions) ORE/ORA ($ in Millions) 30 to 89 Days Delinquent ($ in Millions) Non-performing Assets ($ in Millions) 10

• Long-term capital Priorities: Capital retention to support organic growth, acquisitions and return of capital through strong and consistent dividends and share repurchases. • Well capitalized in all regulatory capital measurements. • Tangible common equity ratio excluding the impact of unrealized losses on securities AFS and HTM is 8.1% Strong Capital Position TCE / TA (%) Leverage Ratio (%) CET1 Ratio (%) Total RBC Ratio (%) 6.9 6.3 6.2 6.4 6.6 6.7 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 8.8 8.7 8.8 8.9 8.9 8.9 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 10.7 10.3 10.3 10.4 10.6 10.4 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 14.2 13.7 13.5 13.6 13.8 13.6 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 11

Net Interest Margin/Income • Net interest income was $38.4 million in 1Q’23 and 2Q’23. A decrease in the net interest margin was partially offset by an increase in average earnings assets. • Net interest margin was 3.26% during the second quarter of 2023, compared to 3.26% in the year-ago quarter and 3.33% in the first quarter of 2023. Yields, NIM and Cost of Funds (%) Net Interest Income ($ in Millions) 3.26 4.99 1.72 0 1 2 3 4 5 6 Q 4 '1 8 Q 1 '1 9 Q 2 '1 9 Q 3 '1 9 Q 4 '1 9 Q 1 '2 0 Q 2 '2 0 Q 3 '2 0 Q 4 '2 0 Q 1 '2 1 Q 2 '2 1 Q 3 '2 1 Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Earning Asset Yield Net Interest Margin (FTE) Average Effective FF Yield Cost of Funds $30.3 $31.4 $33.8 $34.3 $33.0 $36.1 $39.9 $40.6 $38.4 $38.4 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 12

13

Linked Quarter Analysis

2Q'23 NIM Changes

Q1'23	3.33%
Change in earning asset mix	0.03%
Increase in loan and investment yield	0.21%
Change in funding mix	-0.06%
Increase in funding costs	-0.25%
Q2'23	3.26%

Linked Quarter Average Balances and FTE Rates ($ in thousands)

	2Q23			1Q23			Change		
	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield
Cash	$66,023	$837	5.08%	$38,889	$464	4.84%	$27,134	$373	0.25%
Investments	1,129,352	9,839	3.49%	1,163,728	9,601	3.30%	(34,376)	238	0.19%
Commercial loans	1,483,042	24,616	6.66%	1,457,221	22,667	6.31%	25,821	1,949	0.36%
Mortgage loans	1,442,710	16,049	4.45%	1,409,819	15,139	4.30%	32,891	910	0.16%
Consumer loans	642,168	7,030	4.39%	627,129	6,504	4.21%	15,039	526	0.18%
Earning assets	$4,763,295	$58,371	4.91%	$4,696,786	$54,375	4.67%	$66,509	$3,996	0.24%
Nonmaturity deposits	$2,519,009	$10,515	1.67%	$2,535,045	$8,857	1.42%	($16,036)	1,658	0.27%
CDARS deposits	84,466	806	3.83%	55,878	442	3.21%	28,588	364	0.62%
Retail Time deposits	417,281	2,989	2.87%	360,980	1,935	2.17%	56,301	1,054	0.70%
Brokered deposits	259,958	3,151	4.86%	240,828	2,526	4.25%	19,130	625	0.61%
Bank borrowings	55,762	728	5.24%	33,028	366	4.49%	22,734	362	0.74%
IBC debt	79,145	1,409	7.14%	79,109	1,369	7.02%	36	40	0.12%
Cost of funds	$3,415,621	$19,598	2.30%	$3,304,868	$15,495	1.90%	$110,753	$4,103	0.40%
Free funds	$1,347,674			$1,391,918			($44,244)		
Net interest income		$38,773			$38,880			($107)	
Net interest margin			3.26%			3.33%			-0.07%

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14

Interest Rate Risk Management

Changes in Net Interest Income (Dollars in 000's)

June 30, 2023

	-200	-100	Base-rate	100	200
Net Interest Income	$163.43	$164,904	$165,282	$164,068	$161,807
Change from Base	-1.12%	-0.23%	-	-0.73%	-2.10%

March 31, 2023

	-200	-100	Base-rate	100	200
Net Interest Income	$158,416	$161,330	$162,997	$162,593	$161,153
Change from Base	-2.81%	-1.02%	-	-0.25%	-1.13%

Simulation analyses calculate the change in net interest income over the next twelve months, under immediate parallel shifts in interest rates, based upon a static statement of financial condition, which includes derivative instruments, and does not consider loan fees.

- The increase in the base case modeled NII is due to an improvement in asset mix with an increase in loans and a decline in investments along with a slight benefit from higher rates. These improvements were partially offset by an adverse shift in the funding mix.
- The NII sensitivity profile is largely unchanged during the quarter for smaller rate changes of +/- 100 basis points. The exposure to rising rates increased modestly for larger rate increases.
- Base-rate is a static balance sheet applying the spot yield curve from the valuation date.
- Stable core funding base. Transaction accounts fund 39.0% of assets and other non-maturity deposits fund another 21.1% of assets. Moderate wholesale funding of just 8.2% of assets.
- 29.9% of assets reprice in 1 month and 42.5% reprice in the next 12 months.
- Continually evaluating strategies to manage NII through hedging as well as product pricing and structure.

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15

Strong Non-interest Income

2Q23 Non-interest Income
(thousands)


Bank owned life insurance $98
Investment & insurance commissions $744
Mortgage loan servicing, net $3,674
Other income $2,292
Interchange income $3,355
Service Chg Dep $3,134
Gain (Loss)- Mortgage Sale $2,120
$15.4M

Non-interest Income Trends
($M)


46.6%
32.0%
36.8%
30.3%
35.4%
27.6%
27.3%
18.4%
16.4%
18.4%
$26.4
$14.8
$19.7
$15.8
$18.9
$14.6
$16.9
$11.5
$10.5
$15.4
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23
Non-interest Income
Non-interest Inc/Operating Rev (%)

- The $0.5 million comparative quarterly decrease in mortgage loan servicing; net is primarily attributed to changes in the fair value of capitalized mortgage loan servicing rights associated with changes in mortgage loan interest rates and expected future prepayment levels.
- Mortgage banking:
  - $2.1 million in net gains on mortgage loans in 2Q'23 vs. $1.3 million in the year ago quarter. The increase is primarily due to increased profit margins and fair value adjustments that were partially offset by lower mortgage loan sales volume.
  - $160.5 million in mortgage loan originations in 2Q'23 vs. $317.7 million in 2Q'22 and $113.0 million in 1Q'23.
  - 2Q'23 mortgage loan servicing includes a $2.4 million ($0.09 per diluted share, after tax) increase in fair value adjustment due to price compared to an increase of $3.1 million ($0.12 per diluted share, after tax) in the year ago quarter.

Source: Company documents.

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Focus on Improved Efficiency • 2Q’23 efficiency ratio of 59.3%. • Compensation and employee benefits expense of $20.6 million, an increase of $0.7 million from the prior year quarter. • Compensation (salaries and wages) increased $1.0 million due to raises that were generally effective at the start of the year, a decreased level of compensation that was deferred in the second quarter of 2023 as direct origination costs (lower mortgage loan origination volume). • $0.6 million decrease in performance- based compensation expense. • Payroll taxes and employee benefits increased $0.3 million primarily due to a credit accrual of $0.3 million in the prior year related to mortgage banking incentive plan. • Data processing costs increased by $0.2 million primarily to core data processor annual asset growth and CPI related cost increases and lower net mortgage processing relating cost deferrals due to lower mortgage loan volume as well as the prior year to date period including a credit from our core data processor related to certain expenses that had been previously paid and expensed. • Opportunities exist to gain additional efficiencies as we continue to optimize our delivery channels. Non-interest Expense ($M) Efficiency Ratio (4 quarter rolling average) Source: Company documents. $ 3 2 .5 $ 3 4 .5 $ 3 4 .0 $ 3 1 .5 $ 3 2 .4 $ 3 2 .4 $ 3 2 .1 $ 3 1 .0 3 2 .2 $0 $5 $10 $15 $20 $25 $30 $35 Q 2 '2 1 Q 3 '2 1 Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Other FDIC Insurance Data Processing Occupancy Loan and Collection Compensation and Benefits 5 9 .9% 6 1 .7% 6 3 .2% 6 4 .8% 6 3 .1% 6 1 .3% 5 9 .8% 6 0 .4% 5 9 .6 % Q 2 '2 1 Q 3 '2 1 Q 4 '2 1 1 Q '2 2 2 Q '2 2 3 Q '2 2 4 Q '2 2 1 Q '2 3 2 Q '2 3 16

Category Outlook Outlook • IBCP forecast of low double digit (approximately 10%-12%) overall loan growth is based on increases in commercial loans and mortgage loans with installment loans remaining flat. Expect much of this growth to occur in the last three quarters of 2023. • This growth forecast also assumes a stable Michigan economy. • IBCP forecast of high single digit (7%-9%) growth is primarily supported by an increase in earning assets and a favorable shift in the earning asset base. Expect net interest margin (NIM) to be stable to slightly higher (0.05% - 0.10%) in 2023 compared to full-year 2022. • Primary driver is an increase in earing asset yield. The forecast assumes a 0.50% Fed rate increase in February, a 0.25% increase in March and a 0.25% decrease in September and December in the federal funds rate while long-term interest rates decline slightly over year-end 2022 levels. • Very difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. • The allowance as a percentage of total loans was at 1.51% at 12/31/22. • A full year 2023. provision (expense) for credit losses of approximately 0.25% to 0.35% of average total portfolio loans would not be unreasonable. 2Q’23 Update • Total portfolio loans increased $121.3 million (13.9% annualized) in 2Q’23 which is higher than our forecasted range. • Commercial, mortgage and installment loans had positive growth in the second quarter. • 2Q’23 net interest income was $2.3 million (6.3%) higher than the prior year quarter. The net interest margin was 3.26% for both the current quarter and the prior year quarter and down 0.07% from the linked quarter. • The 6.5% increase in net interest income is due to an increase in average interest-earning assets. • The provision for credit losses was an expense of $3.3 million (0.37% annualized) The 2Q’23 provision expense was the result of an increase in specific reserve on one commercial credit as well as increases in the pooled loan reserve and subjective loan allocations due primarily to loan growth. LENDING Continued growth NET INTEREST INCOME Growth driven primarily by higher average earning assets PROVISION FOR CREDIT LOSSES Steady asset quality metrics 17

Category Outlook Outlook • Expect mortgage loan origination volumes in 2023 to be down by approximately 20%, a decline in mortgage loan servicing net of approximately 80%, interchange income in 2023 to increase approximately 2.0% to 3.0% as compared to 2022 and service charges on deposits to be collectively comparable to 2022 (a decline in NSF fees to be largely offset by an increase in treasury management related service charges). • The primary driver is an increase in data processing and FDIC deposit insurance premiums. • Approximately an 18.8% effective income tax rate in 2023. This assumes a 21% statutory federal corporate income tax rate during 2023. • 2023 share repurchase authorization at approximately 5% (1.1 million) of outstanding shares. • Share repurchases will be dependent on capital levels, capital allocation options and share price trends. We are not modeling any share repurchases in 2023. 2Q’23 Update • Non-interest income totaled $15.4 million in 2Q’23, which was higher than the forecasted range. 2Q’23 mortgage loan originations, sales and gains totaled $160.5 million, $99.0 million and $2.1 million, respectively. • Mortgage loan servicing generated a gain of $3.7 million in 2Q’23. • Total non-interest expense was $32.2 million in the second quarter of 2023, which is within our forecasted range. • The comparative quarterly decrease is primarily due to declines in costs (recoveries) related to unfunded lending commitments, occupancy, net, and interchange expense that were partially offset by increases in compensation and employee benefits, data processing and FDIC insurance expense. The increase in compensation and employee benefits is primarily related to higher salary expense. • 2Q’23 Update: Actual effective income tax rate of 18.8% for the 2Q’23. • 200,000 shares were repurchased in the second quarter of 2023 at a average share price of $16.35. Shares were repurchased at a price below tangible book value of $16.45. NON-INTEREST INCOME IBCP forecasted 2023 quarterly range of $11M to $13M with the total for the year down 20% to 25% from 2022 actual of $61.9M NON-INTEREST EXPENSES IBCP forecasted 2023 quarterly range of $32.0M to $33.5M with the total for the year up 1.5% to 2.5% from the 2022 actual of $128.3M. INCOME TAXES SHARE REPURCHASES 18

19

Strategic Initiatives

GROWTH

- Outside Sales - Relationship banking focus thru consistent calling on prospects and COI's.
- Inside Service/Sales – high retention + high cross sales, collaboration of strategic partners.
- Digital Marketing - Leverage data insights, target strategically, elevate brand image, personalize the customer experience.
- Leverage Referral Network – Fintech (ReferLive);
- New Products – SMB deposit product, Business digital pmts.
- Market Expansion – Through existing indirect dealer network.
- Selective and opportunistic bank and branch acquisitions.

PROCESS IMPROVEMENT & COST CONTROLS

- Process Automation – leverage core investments + Fintech partnerships: (Blend) mortgage; (Numerated) Commercial;
- Branch Optimization - including assessing existing locations, new locations, service hours, staffing, & workflow and leveraging technology.
- Promotion of Self-Serve Channels - (One Wallet, Treasury One, etc.)
- Leverage Banker Capacity – including on-line appointment setting.
- **Leverage Middleware + API's** – expediate new technology implementation.
- Optimize Office Space Utilization

TALENT MANAGEMENT

- Invest in our Team – competitive C&B offering, skill training, leadership development, etc.
- High Employee Engagement – thru fostering a culture of purpose, opportunity, continuous learning, diversity, reward + recognition.
- Promote Teamwork + Alignment across all business units.
- Invest in technology - to enhance the employee experience + customer experience.
- Client Service Model – well defined and applied.

RISK MANAGEMENT

- Utilize three layers of defense (business unit, risk management and internal audit). Independent & collaborative approach.
- Consistent earnings + maintain strong capital levels.
- Proactive credit quality monitoring and problem resolution.
- Manage Liquidity and IRR.
- Manage Operational risk, emphasizing cyber security, fraud prevention, and regulatory compliance.
- Effective relationships with regulators & other outside oversight parties. Proactive, transparent and good communication.

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Question and Answer Session Closing Remarks NASDAQ: IBCP Thank you for attending 20

Appendix Additional Financial Data and Non-GAAP Reconciliations 21

$1,956 $879 $484 $251 $210 $515 $193 $2,166 $1,394 $677 $251 Consumer Commercial Public Funds Brokered Insured Deposits Uninsured Deposits $3,216 $3,297 $3,300 $3,403 $3,580 $3,570 $989 $994 $1,027 $976 $965 $918 $4,205 $4,291 $4,327 $4,379 $4,545 $4,488 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 Insured Deposits Uninsured Deposits Granular Deposit Base • Average deposit account balance of approximately $19,261. • Average deposit balance excluding reciprocal deposit of $16,044. • Average Commercial deposit balance of $86,235. • Average public funds deposit balance of $446,707. • Average retail deposit balance of $11,013 • 10 largest deposit accounts total $269.9 million or 6.01% of total deposits. − $181.0 million in ICS with FDIC coverage. • 100 largest deposit accounts total $809.0 million or 18.0% of total deposits. − $464.3 million in ICS with FDIC coverage. Note: Uninsured deposit calculation is an approximation. Uninsured Deposit by Segment (6/30/23) Uninsured Deposit Trend ($MM) 21%22%23%24% 24% 21% 37% 10% 29% 22

53% 47% CRE – Office Metrics • 30.5% of portfolio is medical office buildings. • 91% of portfolio are located in suburban geographies. • 62.7% of CRE – Office mature after 2024. • Average loan size of $1.2 million. Suburban Fixed Variable Maturing Exposure (millions) CRE - Office Fixed vs. Variable Geographic Location (millions) $7.4 $71.9 Urban $ 1 1 .1 $ 1 8 .5 $ 2 5 .6 $ 2 4 .1 M a tu ri n g 2 0 2 3 M a tu ri n g 2 0 2 4 M a tu ri n g 2 0 2 5 M a tu ri n g 2 0 2 6 & A ft e r 23

24

Historical Financial Data

	Year Ended December 31,				Quarter Ended,				
($M except per share data)	2019	2020	2021	2022	6/30/22	9/30/22	12/31/22	3/31/23	6/30/23
Balance Sheet:									
Total Assets	$3,565	$4,204	$4,705	$5,000	$4,826	$4,931	$5,000	$5,139	$5,136
Portfolio Loans	$2,725	$2,734	$2,905	$3,465	$3,259	$3,410	$3,465	$3,510	$3,631
Deposits	$3,037	$3,637	$4,117	$4,379	$4,291	$4,327	$4,379	$4,545	$4,488
Tangible Common Equity	$317	$357	$367	$317	$300	$301	$317	$317	$345
Profitability:									
Pre-Tax, Pre-Provision Income	$58.6	$81.9	$75.4	$83.7	$18.3	$24.4	$19.9	$18.0	$21.5
Pre-Tax, Pre-Prov / Avg. Assets	1.70%	2.08%	1.62%	1.74%	1.56%	1.98%	1.61%	1.43%	1.71%
Net Income[(1)]	$46.4	$56.2	$62.9	$63.8	$13.0	$17.3	$15.1	$13.0	$14.8
Diluted EPS	$2.00	$2.53	$2.88	$3.00	$0.61	$0.81	$0.71	$0.61	$0.70
Return on Average Assets[(1)]	1.35%	1.43%	1.41%	1.32%	1.10%	1.40%	1.21%	1.06%	1.18%
Return on Average Equity[(1)]	13.6%	15.7%	16.1%	18.5%	15.7%	20.5%	17.9%	14.8%	16.29%
Net Interest Margin (FTE)	3.80%	3.34%	3.10%	3.32%	3.26%	3.49%	3.52%	3.33%	3.26%
Efficiency Ratio	64.9%	59.2%	62.9%	59.4%	62.5%	56.3%	60.8%	62.1%	59.26 %
Asset Quality:									
NPAs / Assets	0.32%	0.21%	0.11%	0.08%	0.10%	0.08%	0.08%	0.09%	0.09%
NPAs / Loans + OREO	0.42%	0.32%	0.18%	0.12%	0.14%	0.12%	0.12%	0.12%	0.13%
ACL / Total Portfolio Loans	0.96%	1.30%	1.63%	1.51%	1.47%	1.50%	1.51%	1.44%	1.49%
NCOs / Avg. Loans	(0.02%)	0.11%	(0.07%)	0.00%	0.00%	0.00%	0.00%	0.12%	(0.01)%
Capital Ratios:									
TCE Ratio	9.0%	8.6%	7.9%	6.4%	6.3%	6.2%	6.4%	6.6%	6.7%
Leverage Ratio	10.1%	9.2%	8.8%	8.8%	8.7%	8.8%	8.8%	8.9%	8.9%
Tier 1 Capital Ratio	12.7%	13.3%	12.1%	11.4%	11.4%	11.3%	11.4%	11.5%	11.4%
Total Capital Ratio	13.7%	16.0%	14.5%	13.7%	13.6%	13.5%	13.7%	13.8%	13.6%

Member FDIC EQUAL HOUSING LENDER

Be Independent

Non-GAAP to GAAP Reconciliation June 30, March 31, December 31, September 30, June 30, 2022 2021 2020 2019 2023 2023 2022 2022 2022 Net interest income $ 149,561 $ 129,765 $ 123,612 $ 122,581 $ 38,350 $ 38,441 $ 40,602 $ 39,897 $ 36,061 Non-interest income 61,909 76,643 80,745 47,736 15,417 10,551 11,468 16,861 14,632 Non-interest expense 128,341 131,023 122,413 111,733 32,248 30,957 32,091 32,366 32,434 Pre-Tax, Pre-Provision Income 83,129 75,385 81,944 58,584 21,519 18,035 19,979 24,392 18,259 Provision for credit losses 5,341 (1,928) 12,463 824 3,317 2,160 1,390 3,145 2,379 Income tax expense 14,437 14,418 13,329 11,325 3,412 2,884 3,503 3,950 2,879 Net income $ 63,351 $ 62,895 $ 56,152 $ 46,435 $ 14,790 $ 12,991 $ 15,086 $ 17,297 $ 13,001 Average total assets 4,825,723$ 4,465,577$ 3,933,655$ 3,440,232$ 5,044,746$ 4,988,440$ 4,934,859$ 4,884,841$ 4,758,960$ Performance Ratios Return on average assets 1.31% 1.41% 1.43% 1.35% 1.18% 1.06% 1.21% 1.40% 1.10% Pre-tax, Provision return on average assets 1.72% 1.69% 2.08% 1.70% 1.71% 1.47% 1.61% 1.98% 1.54% Year Ended December 31, Quarter Ended (Dollars in thousands) 25

Reconciliation of Non-GAAP Financial Measures 2023 2022 2023 2022 Net Interest Margin, Fully Taxable Equivalent ("FTE") Net interest income 38,350$ 36,061$ 76,791$ 69,062$ Add: taxable equivalent adjustment 423 481 862 963 Net interest income - taxable equivalent 38,773$ 36,542$ 77,653$ 70,025$ Net interest margin (GAAP) (1) 3.23% 3.21% 3.26% 3.09% Net interest margin (FTE) (1) 3.26% 3.26% 3.29% 3.13% (1) Annualized. Three Months Ended Six Months Ended June 30, June 30, (Dollars in thousands) 26

Reconciliation of Non-GAAP Financial Measures (continued) Tangible Common Equity Ratio June 30, March 31, December 31, September 30, June 30, 2022 2021 2020 2019 2023 2023 2022 2022 2022 Common shareholders' equity 347,596$ 398,484$ 389,522$ 350,169$ 375,162$ 367,714$ 347,596$ 332,308$ 331,134$ Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 2,551 3,336 4,306 5,326 2,278 2,415 2,551 2,697 2,871 Tangible common equity 316,745$ 366,848$ 356,916$ 316,543$ 344,584$ 336,999$ 316,745$ 301,311$ 299,963$ Total assets $ 4,999,787 $ 4,704,740 $ 4,204,013 $ 3,564,694 $ 5,135,564 $ 5,138,934 $ 4,999,787 $ 4,931,377 $ 4,826,209 Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 2,551 3,336 4,306 5,326 2,278 2,415 2,551 2,697 2,871 Tangible assets $ 4,968,936 $ 4,673,104 $ 4,171,407 $ 3,531,068 $ 5,104,986 $ 5,108,219 $ 4,968,936 $ 4,900,380 $ 4,795,038 Common equity ratio 6.95% 8.47% 9.27% 9.82% 7.31% 7.16% 6.95% 6.74% 6.86% Tangible common equity ratio 6.37% 7.85% 8.56% 8.96% 6.75% 6.60% 6.37% 6.15% 6.26% Year Ended December 31, Quarter Ended (Dollars in thousands) 27